UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 24, 2008, Alexander & Baldwin, Inc. (the “Company”) will conduct an analyst meeting, which will include a discussion of operating, strategic, and financial matters. The presentation materials, which are attached as an exhibit to this Form 8-K, are being filed prior to the meeting. Additionally, the presentation materials are available on the Company’s website at www.alexanderbaldwin.com prior to the meeting and will be available for approximately one week following the meeting.

The Company believes that the information contained in the presentation materials may be of continuing interest to shareholders. Accordingly, the presentation materials are being furnished as an exhibit to this Form 8-K. The information set forth in these materials speaks only as of October 24, 2008.

Statements in this Form 8-K and the attached exhibit that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, those described on pages 16-23 of the Form 10-K in the Company’s 2007 annual report. These forward-looking statements are not guarantees of future performance.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Presentation Materials, October 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2008

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin

Christopher J. Benjamin

Senior Vice President,

Chief Financial Officer and Treasurer